AMENDED AND RESTATED BY-LAWS
OF
PRINCIPAL FUNDS, INC.
These Amended and Restated By-laws of Principal Funds, Inc. (the “Corporation”) are subject to the Corporation’s Articles of Incorporation, as from time to time amended, supplemented, or restated (the “Articles of Incorporation”). The Corporation is a Maryland corporation formed under Maryland General Corporation Law (Md. Code Ann., Corps. & Ass’ns §§ 1-103 et seq.) (the “Act”).
ARTICLE 1
Fiscal Year
1.01    Fiscal Year. Except as otherwise from time to time provided by the Board of Directors of the Corporation (the “Board”), the fiscal year of all series of the Corporation (each, a “Fund” and collectively, the “Funds”) begins November 1 and ends October 31, with the exception of those Funds that the Board determines shall have a fiscal year beginning September 1 and ending August 31.
ARTICLE 2
Stockholders' Meetings
2.01    Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Maryland as is stated in the notice of meeting.
2.02    Annual Meetings. There shall be no annual meeting of stockholders, except as required by law or as determined by the Board. In the event such a meeting is held, the Board shall determine the date and time thereof in accordance with applicable law.
2.03    Special Meetings. Special meetings of the stockholders may be called at any time by the chair of the Board, if any, the president, or the Board. Special meetings of the stockholders shall be called by the secretary for any proper purpose upon written request of stockholders holding, in the aggregate, not less than 10% of the outstanding shares of the Corporation or Fund(s) having voting rights on the matter(s).
2.04    Notice. Notice of each stockholders' meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called shall be given, in accordance with Section 6.01 of these By-laws, to all stockholders entitled to such notice not less than 10 nor more than 90 days prior to the date of the meeting. Any meeting at which all stockholders entitled to vote are present either in person or by proxy, or of which those not present have waived notice in accordance with Section 6.02 of these By-laws, shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as herein provided.
2.05    Quorum. Except as otherwise expressly required by applicable law, these By-laws, or the Articles of Incorporation, at any meeting of the stockholders, the presence in person or by proxy of the holders of one‑third of the shares of capital stock (the “Shares”) of the Corporation or, when the meeting relates to a certain Fund or Funds, that Fund or Funds, issued and outstanding and entitled to vote, shall constitute a quorum, but a lesser interest may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.
Effective 06-09-2020

2.06    Proxies and Voting. Stockholders of record may vote at any meeting either in person or by written proxy signed by the stockholder or by the stockholder's duly authorized attorney-in-fact in accordance with applicable law, which shall be filed with the secretary of the meeting before being voted. Proxies may be granted in writing, by electronic means, or as otherwise permitted by applicable law. No proxy shall be valid more than eleven months after its date unless it provides for a longer period. Stockholders shall have voting rights and shall act as set forth in the Articles of Incorporation.
2.07    Stock Ledger. The Corporation shall maintain at the office of the stock transfer agent of the Corporation, or at the office of any successor thereto as stock transfer agent of the Corporation, an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of Shares of each Fund (or class of Shares of a Fund) held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.
ARTICLE 3
Board of Directors
3.01    Number, Service. The Corporation shall have a Board consisting of not less than two and no more than fifteen members. The number of directors to constitute the whole Board within the above‑stated limits shall be fixed by the Board. Each director shall serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies or until his or her earlier death, resignation, or removal.
3.02    Powers. The Board shall be responsible for the entire management of the business of the Corporation. In the management and control of the property, business, and affairs of the Corporation, the Board is hereby vested with all the powers possessed by the Corporation itself so far as this designation of authority is not inconsistent with the laws of the State of Maryland, but subject to the limitations and qualifications contained in the Articles of Incorporation and in these By‑laws.
3.03    Election. Except as provided in Section 3.05 of these By-laws, the directors shall be elected at any meeting of the stockholders called for that purpose. A plurality of all the votes cast at such meeting at which a quorum is present is sufficient to elect a director.
3.04    Resignation and Removal.
(a)Resignation. Any director may resign at any time upon notice to the Corporation in accordance with applicable law. Unless otherwise specified therein, such resignation shall take effect upon delivery.
(b)Removal by Stockholders. The stockholders may, at any meeting called for the purpose, by vote of the holders of a majority of the Shares issued and outstanding and entitled to vote, remove from office any director and, unless the number of directors constituting the whole Board is accordingly decreased, elect a successor in accordance with Section 3.03 of these By-laws.
(c)Removal by Board. To the extent consistent with the Investment Company Act of 1940, as amended (the “1940 Act”), the Board may, by vote of not less than a majority of the directors then in office, remove from office any director elected or appointed by them and may, for misconduct, remove any thereof elected by the stockholders.
Effective 06-09-2020

3.05 Vacancies. If the office of any director becomes or is vacant by reason of death, resignation, removal, disqualification, an increase in the authorized number of directors, or otherwise, the remaining directors may, by vote of a majority of said directors, choose a successor or successors (if not previously filled by stockholders in accordance with Section 3.04(b) of these By-laws) who shall hold office for the unexpired term, if consistent with the limitations set by the 1940 Act.
3.06    Meetings. Regular meetings of the Board may be held in such places within or without the State of Maryland, and at such times, as the Board may from time to time determine, and if so determined, notices thereof need not be given. Special meetings of the Board may be held at any time or place whenever called by the president or a majority of the Board, notice thereof being given by the secretary or the president, or the directors calling the meeting, to each director in accordance with Section 6.01 of these By-laws. Special meetings of the Board may also be held without formal notice, provided all directors are present or those not present have waived notice thereof in accordance with Section 6.02 of these By-laws.
3.07    Quorum; Voting. Except as otherwise required by law, the Articles of Incorporation, or these By-laws, at all meetings of the Board, one-third of the directors then in office shall constitute a quorum for the transaction of business. A lesser number may adjourn a meeting from time to time, and the meeting may be held as adjourned without further notice. An action of a majority of the quorum shall constitute an action of the Board, except as otherwise expressly required by law, the Articles of Incorporation, or these By-laws.
3.08    Committees of the Board.
(a)Executive Committee. The Board may elect from its members an executive committee of not less than three, which may exercise certain powers of the Board when the Board is not in session pursuant to applicable law.
(b)Other Committees. The Board may elect from its members such other committees from time to time as it may desire. The number composing such committees and the powers conferred upon them shall be determined by the Board at its own discretion in accordance with applicable law.
(c)Rules and Conduct. The committees of the Board may make rules for the holding and conduct of their meetings and keeping the records thereof and shall report their action to the Board.
3.09    Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if consented to in writing or by electronic transmission by each member of the Board or such committee, as the case may be, that is entitled to vote on such matter and such consent is filed in paper or electronic form with the minutes of proceedings of the Board or committee.
3.10    Meetings by Electronic Communication. Unless otherwise prohibited by applicable law, at any regular or special meeting, members of the Board, or any committee thereof, may participate by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
3.11    Chair of the Board. The Board may, if it so determines, elect a chair of the Board from among its members. The chair of the Board, if any, shall preside at all meetings of the Board at which the chair is present. The chair shall have such other authority and duties as the Board shall from time to time determine.
Effective 06-09-2020

ARTICLE 4
Officers
4.01    General. The officers of the Corporation shall be a president, a secretary, and a treasurer and may include any such other officers or assistant officers performing such duties as commonly incident to such office and as the Board may from time to time deem advisable. The same person may hold more than one office, except a person holding the office of president may not also hold the office of any vice president.
4.02    Election and Tenure; Resignation and Removal. The officers of the Corporation shall be elected by and shall serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualifies or until his or her earlier death, resignation, or removal. Any officer may resign at any time upon notice to the Corporation. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any officer or agent elected or appointed by the Board may be removed at any time by the Board when, in its judgment, such removal is in the best interests of the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board.
4.03    The President. The president shall exercise such general powers of management as are usually vested in the office of president of a corporation. The president shall have such further authorities and duties as the Board shall from time to time determine.
4.04    The Secretary. The secretary shall keep accurate minutes of all meetings of the stockholders and the Board and shall perform all duties commonly incident to that office and as provided by law. The secretary shall have such further authorities and duties as the Board shall from time to time determine.
4.05    The Treasurer. The treasurer shall, subject to the order of the Board and in accordance with any arrangements for performance of services as custodian, transfer agent, or disbursing agent approved by the Board, have the care and custody of the money, funds, securities, valuable papers, and documents of the Corporation, and shall have and exercise under the supervision of the Board all powers and duties commonly incident to the office and as provided by law. The treasurer shall keep or cause to be kept accurate books of account of the Corporation’s transactions, which shall be subject at all times to the inspection and control of the Board. The treasurer shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or such firm or firms doing a banking business as the Board shall designate. The treasurer shall have such further authorities and duties as the Board shall from time to time determine.
4.06    Other Officers and Agents. The Board may elect or appoint, or may authorize the president to appoint, such other officers or agents with such powers as the Board deems advisable. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, agent, and employee of the Corporation shall have such other duties and authority as may be conferred upon such person by the Board or delegated to such person by the president.
Effective 06-09-2020

ARTICLE 5
Capital Stock
5.01    Certificates; Ownership of Capital Stock. The Corporation shall not issue certificates representing Shares, except as the Board may otherwise determine from time to time. In the event the Corporation issues Shares represented by certificates, such certificates shall be in such form as prescribed by the Board or a duly authorized officer, shall contain the statements and information required by applicable law, and shall be signed in the manner required by applicable law. The ownership of Shares, full or factional, shall be recorded on the books of the Corporation or its agent. The record books of the Corporation as kept by the Corporation or its agent, as the case may be, shall be conclusive as to the number of Shares held from time to time by each stockholder.
5.02    Replacement of Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or its legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate(s) or the issuance of such new certificate(s).
5.03    Transfers. The Board may make rules governing the transfer of Shares, whether or not represented by certificates. Except as otherwise provided by the Board, Shares shall be transferable on the books of the Corporation only by the record holder thereof or by such record holder’s duly authorized agent upon delivery to the Board or the Corporation’s transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Board. Upon such delivery, and subject to any further requirements specified by the Board or contained in these By-laws, the transfer shall be recorded on the books of the Corporation. Until a transfer is so recorded, the stockholder of record of such Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Board nor the Corporation nor any transfer agent, registrar, officer, employee, or agent of the Corporation shall be affected by any notice of a proposed transfer.
5.04    Closing Transfer Books. The transfer books of the capital stock of the Corporation may be closed for such period (not to exceed 20 days) from time to time in anticipation of stockholders' meetings or the declaration of dividends as the Board may from time to time determine.
Effective 06-09-2020

5.05    Record Dates. The Board may fix, in advance, a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders (or adjournment thereof); to express consent to corporate action without a meeting; to receive payment of any dividend or other distribution or allotment of any other rights; to exercise any rights in respect of any change, conversion, or exchange of Shares; or for any other proper purpose. Such date, in any case, shall be no longer than and no less than permitted by applicable laws and regulations before the date of any such meeting or the date of the particular action. Only stockholders who are stockholders on the record date shall be entitled to notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take other action, as the case may be, notwithstanding any transfer of any Shares on the books of the Corporation after any such record date.
5.06    Registered Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any legal, equitable, or other claim to or interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.
ARTICLE 6
Notices
6.01    Manner of Giving. Whenever any notice is required to be given pursuant to the Articles of Incorporation, these By-laws, or applicable law, such notice may be given as follows: (i) to stockholders, by mailing such notice to each stockholder of record at his, her, or its address as it appears on the records of the Corporation, or by such other means as may be permitted by the Articles of Incorporation or applicable law, including by electronic transmission; and (ii) to directors, committee members, and officers, by any means as may be permitted by the Articles of Incorporation or applicable law, including by electronic transmission. Such notices shall be deemed delivered as set forth under applicable law.
6.02    Waiver. Whenever any notice is required to be given pursuant to the Articles of Incorporation, these By-laws, or applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice and shall be filed with the records of the meeting. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE 7
General Provisions
7.01    Disbursement of Funds. All checks, drafts, orders, or instructions for the payment of money and all notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.
Effective 06-09-2020

7.02    Voting of Stock or Other Interests in Corporations or Other Entities. Unless otherwise ordered by the Board, any officer or, at the direction of any such officer, any investment advisor to the Corporation, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of or beneficial owners of interests in any corporation or other entity in which this Corporation may hold shares of stock or other interests, and at any such meeting may exercise any and all the rights and powers incident to the ownership of such stock or other interests. At any such meeting, such officer or investment advisor to the Corporation shall possess and may exercise (in person or by proxy) any and all the rights, powers, and privileges incident to the ownership of such stock or other interests. The Board may by resolution from time to time confer like powers upon any other person or persons.
7.03    Execution of Instruments. Except as otherwise provided in these By-laws, all instruments may be executed on behalf of the Corporation by the president, by the chief executive officer, by the chief financial officer, or by any vice president. In addition, any instrument may be executed on behalf of the Corporation by any other officer or agent authorized to act in such matters by law, the Articles of Incorporation, these By-laws, or any general or special authorization of the Board.
7.04    Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The form of seal may be altered by the Board. In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to affix the word “(Seal)” adjacent to the signature of the authorized officer of the Corporation. Any officer or director of the Corporation shall have authority to affix the corporate seal to any document requiring the same.
ARTICLE 8
Purchases and Redemption of Shares; Suspension of Sales
8.01    Purchase by Agreement. The Corporation may purchase its Shares by agreement with the owner at a price not exceeding the net asset value next computed following the time when the purchase or contract to purchase is made. Payment of the purchase price may be made wholly or partly in cash, portfolio securities, or other property of the Corporation, as determined by the Board.
8.02    Redemption. The Corporation shall redeem such Shares as are offered by any stockholder for redemption upon the presentation of a written request therefor, duly executed by the record owner, to the office or agency designated by the Corporation. If the stockholder has received stock certificates, the request must be accompanied by the certificates, duly endorsed for transfer, in acceptable form. The Corporation will pay therefor the net asset value of the Shares next effective following the time at which the request, in acceptable form, is so presented. Payment for said Shares shall ordinarily be made by the Corporation to the stockholder within seven days after the date on which the Shares are presented.
Effective 06-09-2020

8.03    Suspension of Redemption. The obligations set out in Section 8.02 of these By-laws may be suspended (i) for any period during which the New York Stock Exchange is closed, other than customary weekend and holiday closings, or during which trading on the New York Stock Exchange is restricted, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto; (ii) for any period during which an emergency, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto, exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or as a result of which it is not reasonably practicable for the Corporation to fairly determine the value of its net assets; or (iii) for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation. Payment of the redemption or purchase price may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation may select.
8.04    Suspension of Sales. The Corporation reserves the right to suspend sales of its Shares if, in the judgment of the majority of the Board or a majority of the executive committee of its Board, if such committee exists, it is in the best interest of the Corporation to do so, such suspension to continue for such period as may be determined by such majority.
ARTICLE 9
Indemnification
9.01    (a)    Every person who is or was a director, officer, or employee of this Corporation or of any other corporation that he or she served at the request of this Corporation and in which this Corporation owns or owned shares of capital stock or of which it is or was a creditor shall have a right to be indemnified by this Corporation against all liability and reasonable expenses incurred by him or her in connection with or resulting from a claim, action, suit, or proceeding in which he or she may become involved as a party or otherwise by reason of he or she being or having been a director, officer, or employee of this Corporation or such other corporation, provided (1) said claim, action, suit, or proceeding shall be prosecuted to a final determination and he or she shall be vindicated on the merits, or (2) in the absence of such a final determination vindicating him or her on the merits, the Board shall determine that he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Corporation in the case of conduct in the director's official capacity with the Corporation and, in all other cases, that the conduct was at least not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; said determination to be made by the Board acting through a quorum of disinterested directors, or in its absence on the opinion of counsel.
(b)    For purposes of the preceding subsection: (1) "liability and reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (2) "claim, action, suit, or proceeding" shall include every such claim, action, suit, or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial, or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit, or proceeding; (3) the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent creates a rebuttable presumption that the director did not meet the standard of conduct set forth in subsection (a)(2), supra.
Effective 06-09-2020

(c)    Notwithstanding the foregoing, the following limitations shall apply with respect to any action by or in the right of the Corporation: (1) no indemnification shall be made in respect of any claim, issue, or matter as to which the person seeking indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Maryland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper; and (2) indemnification shall extend only to reasonable expenses, including reasonable counsel's fees and disbursements.
(d)    The right of indemnification shall extend to any person otherwise entitled to it under this bylaw whether or not that person continues to be a director, officer, or employee of this Corporation or such other corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representative and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this bylaw with respect to some matters in a claim, action, suit, or proceeding, but not with respect to others, he or she shall be entitled to indemnification as to the former. Advances against liability and expenses may be made by the Corporation on terms fixed by the Board, subject to an obligation to repay if indemnification proves unwarranted.
(e)    This bylaw shall not exclude any other rights of indemnification or other rights to which any director, officer, or employee may be entitled to by contract, vote of the stockholders, or as a matter of law.
If any clause, provision, or application of this section shall be determined to be invalid, the other clauses, provisions, or applications of this section shall not be affected but shall remain in full force and effect. The provisions of this bylaw shall be applicable to claims, actions, suits, or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.
(f)    Nothing contained in this bylaw shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.
Effective 06-09-2020

ARTICLE 10
Exclusive Forum
10.01    Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Act or the Articles of Incorporation or these By-laws (as either may be amended from time to time), and (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be the Circuit Court of the State of Maryland (or, if the Circuit Court does not have jurisdiction, another state court located within the State of Maryland or, if no state court located within the State of Maryland has jurisdiction, the federal district court for the District of Maryland), in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants.
ARTICLE 11
Amendments
11.01    Amendments by Board. The Board, by majority vote, shall have the power, at any time, to amend, alter, or repeal these By-laws, without stockholder approval or prior notice to stockholders, except that the Board may not amend Section 3.04(c) of these By-laws to permit removal by said Board without cause of any director elected by the stockholders.
11.02    Amendments by Stockholders. These By-laws may be amended, altered, or repealed at any annual or special meeting of the stockholders by the affirmative vote of the holders of a majority of the Shares issued and outstanding and entitled to vote, provided notice of the general purport of the proposed amendment, alteration, or repeal is given.
Effective 06-09-2020